                                                                 EXHIBIT 23.20

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement of Man-AHL 130, LLC on Form S-1 of our report dated May 5, 2006, relating to the statement of financial condition of Man Investments (USA) Corp. as of March 31, 2006, which appears in such Registration Statement. We also consent to the references to us under the heading "Lawyers; Accountants" in such Registration Statement.


/s/ PRICEWATERHOUSE COOPER LLP
Chicago, IL
January 16, 2007